U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 2
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 12, 2007
MAGIC COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-50090	13-3926203
(State or jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

1179 Center Point Drive, Henderson, NV	89074

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 565-7866
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Notes
     1. We filed a Current Report on Form 8-K with respect to the events described herein on April 17, 2007, and filed Amendment No. 1 to the initial Current Report on May 7, 2007 to amend the information contained in the original Current Report. This Amendment No. 2 is being filed:
•	to provide the financial statements and pro forma financial information contained herein in accordance with the requirements of the instructions to Form 8-K; and

•	to provide additional information regarding the Company that is not called for by Form 8-K.
     2. Unless otherwise indicated or the context otherwise requires, all references below in this Current Report to “we,” “us” or the “Company” are to Magic Communications, Inc., a Delaware corporation, together with its wholly-owned subsidiary, Post Tension of Nevada, a Nevada corporation. Specific information or discussion relating only to Magic Communications, Inc. prior to the Merger (described below)will refer to that corporation as “Magic,” while those relating only to Post Tension of Nevada prior to the Merger will refer to that corporation as “PTNV.”
Item 1.01 Entry into a Material Definitive Agreement.
     On April 12, 2007, Magic entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with PTNV and PTNV Acquisition Corp, a Florida corporation and a wholly-owned subsidiary of Magic (“Acquisition Corp.”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Corp. will merge with and into PTNV. As a result of the Merger, PTNV will become a wholly-owned subsidiary of Magic.
     Also as a result of the Merger each outstanding share of PTNV common stock was to be converted into the right to receive 10,160.064 shares of Magic’s common stock as set forth in the Merger Agreement. Under the terms of the Merger Agreement at closing, Magic will issue, and the PTNV stockholders will receive, shares of Magic common stock such that PTNV stockholders will own approximately 90% of the issued and outstanding shares of Magic immediately after the closing of the Merger. The Merger Agreement provides that the consummation of the Merger is subject to customary closing conditions, including state regulatory filings and issuance of Magic ‘s common stock.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     As reported under Item 1.01, above, on April 12, 2007, Magic entered into the Merger Agreement with PTNV and Acquisition Corp. The Merger was consummated by, among other things, the filing of Articles of Merger with applicable state authorities in Florida and Nevada. Following the consummation of the Merger, Illusions, LLC, a Florida limited liability company controlled by Stephen Rogers, Magic’s President and Chief Executive Officer immediately prior to the consummation of the Merger and a director, assumed all the assets of Magic and almost all the liabilities of Magic as such existed immediately prior to the Merger. A copy of the Assignment and Assumption Agreement was attached to our initial Current Report as Exhibit 2.2 and is incorporated herein by this reference.
DESCRIPTION OF BUSINESS
Company Overview
     We were originally formed as a New York corporation on January 16, 1997 and reincorporated as a Delaware corporation in November 2002 for the purpose of offering Internet kiosks where the public could access the Internet for a fee. We did not develop that business, and, from June 1997 until April 2007 we engaged in the business of contracting with various locations such as malls, gas stations, stores and office buildings to install pay phones that were an alternative to those provided by the primary local service provider (Verizon). As discussed above, immediately following the completion of the Merger, we sold substantially all of our assets relating to this business to Illusions, LLC, a Florida limited liability company controlled by Stephen Rogers, Magic’s President and Chief Executive Officer immediately prior to the consummation of the Merger and a director. Illusions also assumed most of Magic’s liabilities in connection with the sale of those assets. We are no longer engaged in the business of installing or operating pay telephones.
     We now operate our business through PTNV, a Henderson, Nevada based company. We provide post-tension components and systems that reinforce concrete construction for the residential and commercial markets of the western United States. PTNV is 20 years old, and we believe that PTNV is one of the largest domestically owned post tension companies. PTNV provides both full service and freight-on-board components. The full-service business accounts for 90% of PTNV’s revenues, and the margins for the full-service residential SOG market are typically higher than for product sales. Before concrete slab (slab-on-ground or SOG) foundations are poured, PTNV installs the post-tension system. After the foundation is poured, with the system in place, when the proper pressure is achieved, the post-tension cables are then tensioned to thirty-three thousand pounds each tendon. This creates a stronger base that eliminates unwanted expansion movement and settling that can otherwise damage interior and exterior walls. PTNV designs disburse the load throughout the slab, not only on perimeter or load-bearing walls. In 2006, PTNV installed approximately fifty-one million square feet of post tension foundations, utilizing approximately 50 million linear feet of post-tensioning cable. PTNV serves it customers from its 4 offices—Las Vegas, Nevada (corporate headquarters), Phoenix Arizona, Tucson Arizona, and Denver Colorado.
Product and Service
     According to the Post-Tensioning Institute, “Post-Tensioning is a method of reinforcing concrete, masonry, and other structural elements. Post-Tensioning is a method of prestressing. Prestressed concrete or masonry has internal stresses (forces) induced into it during the construction phase for the purpose of counteracting the anticipated external loads that it will encounter during its lifecycle.” There are two methods of prestressing. One is called pre-tensioning. This method consists of stressing the reinforcing inside of large steel buttresses, and then casting the concrete around the reinforcing. This method can only be done at a precast manufacturing facility and requires the completed prestressed concrete members to be trucked out to the job site and then assembled. The other method of prestressing is called post-tensioning. Instead of stressing the reinforcing inside of large steel buttresses at a manufacturing plant, the reinforcing is simply installed on the job site after the contractor forms up the slabs or constructs the walls. The reinforcing steel is housed in sheathing or duct that prevents the steel from bonding to the concrete so that it can be stressed after the concrete cures (hardens). Using the post-tensioning method of prestressing enables a builder to get all the advantages of prestressed concrete while still enabling the freedom to construct the member (slab, wall, column, etc,) on the job site.”
     Today, a post-tension slab costs no more than a rebar slab (a slab with reinforcing steel built into it at a manufacturing plant) and in some instances, even less. Post tension inhibits unwanted expansion movement and settling that can damage interior and exterior walls. Post tension designs disburse the load throughout the slab, not only on perimeter or load-bearing walls, and, for more than 30 years, post tension construction has demonstrated excellent performance, especially in poor soil, which is common in most regions of the country.
     We purchase raw cable, anchors, rebar, wedges, stressing equipment and parts, splice chucks, end protectors, dead-end spacers and pocket formers from a small number of high quality suppliers and enjoy excellent relationships with our suppliers. We depend on our suppliers for all of our raw materials. Like other users of steel products, we have experienced increases of the cost of our materials over recent years. We have been able to manage these cost increases and maintain our margins by effective management but remain susceptible to further vagaries in the price of these raw materials. The company is also affected by the market of our main customer, subcontractors to the housing and commercial builders.
     Currently PTNV has 155 employees. We do not outsource our labor; however, we have used on occasion temporary services to hire office personnel. None of our employees is represented by a union, and we believe relationships with our employees are good.
Markets and Marketing
     We are a well known and respected company with high saturation throughout the western United States. Within the residential housing markets of Las Vegas, Nevada and Phoenix, Arizona, we have a 70% market share and an 80% market share in Denver, Colorado and Tucson, Arizona. In 1994, we became the first company to provide post tension services in Arizona. We currently operate in several high growth markets with new construction. Residential construction accounts for the majority of our slab-on-ground revenues, while commercial construction is much smaller at this time. We intend to expand our workforce in 2007 by hiring additional salespeople and draft engineers. Starting in Las Vegas, we will attempt to generate sales in the high rise market, which is expected to see $10 billion of new construction on the Las Vegas Strip in the next five years. We can provide no assurance, however, that we will be successful in obtaining a significant, or any, market share in the commercial construction market.
     In addition to the SOG post-tensioning products and services described above, we also provide materials to our customers on a freight-on-board (“FOB”) basis—the buyer assumes the responsibility for the shipment and shipping charges of the materials purchased from us. Today, we offer this service to clients in Utah and California Our plans are to attempt to expand the reach of our FOB business, although we cannot provide any assurance that we will be able to increase this segment of our business in accordance with our plans, if at all. It is our intention to expand our presence in this market segment by expanding our workforce and marketing to this customer base as well as acquisition of other companies with an existing presence in this market. At this time, we have no definitive plans to acquire any other businesses, and we cannot provide assurances that we will be able to acquire businesses in this area on terms that are favorable to us.
     We have a reputation for providing superior services to our clients. Some clients have been depending on us for 20 years, though there are no long term contracts with them. However, the company is currently negotiating with one of the largest home builders in the United States to make us the exclusive provider of post tension services to all concrete contractors used by the builder, in the states of Nevada, Arizona and Colorado. We cannot provide any assurances that we will be able to successfully negotiate this arrangement or that, if we are able to negotiate such an arrangement, the arrangement will be on terms that we prefer. The company has 99 customers. Most of them are contractors, concrete suppliers and other subcontractors to the construction industry. The top 10 customers each accounted for between just over $1.3 million and just under $4.0 million in our revenues for 2006.
Competition
     Our competition in supplying full-service post tension technology and FOB service to the target markets consists primarily of other post tension companies located in the United States, some of which are owned by European companies. We believe that we are the largest domestic owned post tension company in the United States. Other smaller domestic companies have no distinct advantage, other than geographic location, over PTNV. The two largest international companies of which we are aware have more completed high rise projects, but we do not believe that will significantly diminish our ability to provide full service to similar projects in the future.
     Of the 25 companies that belong to the Post Tensioning Institute, PTNV is the third largest. Our two main competitors are Suncoast Post Tension, a Keller Company, and DSI (Dywidag-Systems International) both owned by European companies. Regionally, there are a handful of firms that provide similar services. Throughout the entire United States there are approximately 40 companies like us. It is well known throughout the industry that both Suncoast and DSI are able to handle larger high rise projects but struggle in the SOG market because we offer labor as part of the total service and the others offer only materials. When they compete in our markets they have to add the labor to be competitive from a service perspective.
Intellectual Property
     We do not own any patents for our products, methods, or services.
Where you Can Obtain Additional Information
     We are required to file annual, quarterly, current and special reports, proxy and other statements, and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330.

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.
RISK FACTORS
Risks Related to Our Operations and Strategy
     Our business depends on the demand for residential construction services, and if the demand for those services decreases, our revenues could decline.
     Our business depends upon the demand for construction services and materials that we provide primarily to residential construction sites. We would be adversely affected by any slowdown in the growth of, or reduction in demand for, residential construction. Additionally, demand for all of our services depends on numerous factors, including:
•	the state of the economy in general;

•	the financial condition of contractors or businesses that contract with us; and

•	changes in mortgage rates.
     If demand for our products and services decreases, then we may experience a decline in sales resulting in decreased profits. If demand for our products and services decreases and our management fails to implement appropriate adjustments, then our profitability could suffer and the price of our common stock could decline.
     We have faced shortages of raw materials in the past and may expect to face similar shortages in the future.
     In the past we have had to deal with strand shortages. The shortages lead us to buy strand from several different suppliers at higher prices, thus affecting our net profits. The volatility of steel prices and the availability of materials have the ability to affect pricing we offer our customers, but it also affects our competition’s costs.
     We expect to face price increases of raw materials.
     Price increases have an effect on the pricing we can offer our customers and, therefore, our results and profitability.
     Seasonality of construction may become a significant factor in our results of operations.
     Seasonality is not a major factor in the current markets we are in. Heavy or extended rains can cause a slow down in the amount of work we can do. In Denver, Colorado, the frozen ground affects the amount of construction that goes on in the winter months. As we expand into new areas, the seasons may become a larger factor affecting our results of operations.
     We plan to seek to grow by acquisitions, which will consume resources and may be unsuccessful or unprofitable.
     We intend to continue to pursue a strategy of acquiring businesses that complement our current business or that may provide an opportunity to expand into related markets. However, acquisitions are not always successful or profitable. Any future acquisitions could expose us to risks, including risks associated with assimilating new operations and personnel; diversion of resources from our existing businesses; inability to generate revenues sufficient to offset associated acquisition costs; and risks associated with the maintenance of uniform standards, controls, procedures and policies. Acquisitions may also result in additional expenses from amortizing acquired intangible assets. If we attempt an acquisition and are unsuccessful in its completion, we will likely incur significant expenses without any benefit to our company. If we are successful in completing an acquisition, the risks and other problems we face may ultimately make the acquisition unprofitable. Failed acquisition transactions and underperforming completed acquisitions would burden us with significant costs without any corresponding benefits to us, which could cause our stock price to decrease, perhaps significantly.
     We expect that we will need to raise additional funds to pursue an acquisition strategy, and these funds may not be available when we need them.
     We believe that we will need to raise additional monies in order to fund our growth strategy and implement our business plan. Specifically, we expect that we will need to raise additional funds in order to pursue rapid expansion and acquire complementary businesses or assets. Additionally, we may need funds to respond to unanticipated events that require us to make additional investments in our business. There can be no assurance that additional financing will be available when needed on favorable terms, or at all. If these funds are not available when we need them, then we may need to change our business strategy and reduce our rate of growth.
     We must effectively manage the growth of our operations, or our company will suffer .
     Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we intend to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we are able to expand our operations, we will need to hire additional employees and make significant capital investments. If we are able to expand our operations, that growth will place a significant strain on our management and our resources. If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.
     If we fail to maintain adequate insurance, our financial results could be negatively impacted.
     We carry standard general liability insurance in amounts determined to be reasonable by our management. We are also covered through standard worker’s compensation insurance against claims by our employees for injuries and other conditions contracted while on the job. Although we believe we are adequately insured, if we fail to adequately assess our insurance needs or if a significant amount of claims are made by workers or others, there can be no assurance that the amount of such claims will not exceed our available insurance, resulting in a material negative impact on our financial results. This could have an adverse impact on the price of our common stock.
     We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer .
     If we lose members of our senior management, most importantly, Edward and John Hohman, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.
     Our inability to hire, train and retain qualified employees could cause our financial condition to suffer.
     The success of our business is highly dependent upon our ability to hire, train and retain qualified office and labor employees. We face competition from other employers for laborers, and the availability of labor is limited. We must offer a competitive employment package in order to hire and retain employees, and any increase in competition for labor may require us to increase wages or benefits in order to maintain a sufficient work force, resulting in higher operation costs. Additionally, we must successfully train our employees in order to provide high quality services. In the event of high turnover or a labor shortage, we may experience difficulty in providing consistent high-quality services. These factors could adversely affect our results of operations.

Specific Risks Related to Our Common Stock
     We do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.
     Until recently, PTNV was an “S” corporation for federal tax purposes. Accordingly, PTNV paid substantially all of its net profits at the end of each year to its owners, Edward and John Hohman. PTNV is now a “C” corporation for federal tax purposes and is owned by approximately 107 stockholders of record. We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. including our growth plans. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.
     There is a limited market for our common stock which may make it more difficult to dispose of your stock.
     Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol “MAGN”. There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.
     A sale of a substantial number of shares of our common stock may cause the price to decline.
     If our stockholders sell substantial amounts of our common stock in the public market, the market price of its common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Stockholders who have been issued shares in the Merger will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares. In addition, certain of those stockholders, including Messrs. Edward and John Hohman and Kelly Hickel, also have the right to have their shares of stock registered for resale by them. The shares owned by Messrs. Edward and John Hohman and Kelly Hickel aggregate approximately 77% of our Common Stock currently outstanding.
     Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transaction in our stock cumbersome and may reduce the value of an investment in our stock.
     The SEC has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:
•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
     In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:
•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:
•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
     Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
     [Discuss financial condition, changes in financial condition, and results of operations for the past two years.]
DESCRIPTION OF PROPERTY
     The Company leases facility space in four locations—Las Vegas, Nevada (our headquarters), Phoenix and Tucson, Arizona, and Denver, Colorado—all from entities owned or controlled by our President and our Chief Operating Officer, Edward Hohman and John Hohman. The facility in Las Vegas, Nevada is owned and leased to the Company by Edward Hohman. The facilities in Tucson and Phoenix, Arizona are owned and leased to the Company by John Hohman. The facility in Colorado is jointly owned and leased to the Company by Edward and John Hohman. The lease rates for the facilities are below the general market rates for similar facilities in all cases. We paid or accrued rents to Ed and John Hohman in the amounts of $214,585 and $214, 560 for December 31, 2006 and 2005, respectively.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information with respect to the beneficial ownership of our equity securities immediately before and after the closing of the Merger by:
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding securities prior to or immediately after the Merger;

•	each pre-Merger director and each person who became a director post-Merger;

•	each of the named executive officers of the Company;

•	all pre-Merger directors and executive officers as a group; and

•	all directors and executive officers as a group post-Merger

Pre-Merger

	Number of Shares	Percentage of
Name and Address of Beneficial Owner (1)	Beneficially Owned (2)	Class (3)

Maureen Rogers	240,000	8.63%
Stephen D. Rogers	0	0%
Boulder Hill, Inc.(4)	210,000	7.55%
Karen Glenn	240,000	8.63%
Suzanne Keating	5,000	less than 1%
First Southwest Company(5)	252,000	9.06%
National Financial Services LLC(6)	200,000	7.19%

All officers and directors as a group (4 persons)	245,000	8.82%

(1)	The address for each person is 5 West Main Street, Elmsford, New York 10523, except as noted below.

(2)	Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(3)	Based on 3,414,000 shares of common stock issued and outstanding.

(4)	Boulder Hill, Inc. is a New York Corporation formed in March 1998 and its sole shareholder is Georgia Rogers.

(5)	First Southwest Company is located at 325 N. St. Paul, Suite 800, Dallas, Texas 75201.

(6)	National Financial Services LLC mailing address is P.O. Box 3731, Church Street Station, New York, New York 10281.
Post-Merger(1)

	Number of Shares
Name and Address of Beneficial Owner (2)	Beneficially Owned (3)	Percentage of Class (4)

Edward Hohman	12,700,080	37.1%
John Hohman	12,700,080	37.1%
Kelly T. Hickel	31,840 (5)	2.2%

All officers and directors as a group (3 persons)	26,332,000	76.9%

(1)	We have agreed to issue 25,000 shares of our Common Stock to each of Messrs. Paul Lisak and David Meyrowitz, our two new directors, in exchange for their services as directors and to issue to each of them warrants to purchase 50,000 shares of our Common Stock at a price of $1.00 per share. We also have agreed to issue an additional 25,000 shares of Common Stock to each of them and to issue additional warrants as described above in each year they are re-elected to the Board or otherwise are serving as Board members. None of these shares have been issued as of the date of this Amended Current Report.

(2)	The address for each person is c/o Post Tension of Nevada, 1179 Center Point Drive Henderson, NV 89074

(3)	Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(4)	Based on 34,221,600 shares of Common Stock issued and outstanding.

(5)	Based on 465,920 shares owned by Mr. Hickel and 465,920 shares owned by The Turnaround Group, LLC of which Mr. Hickel is a Managing Director.
     Each share of common stock represents the right to one vote in the election of directors and all other matters as to which holders of shares of common stock are entitled to vote.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     As a consequence of the Merger, Stephen D. Rogers and Maureen Rogers resigned as directors, and Ed Hohman, John Hohman, and Kelly T. Hickel were appointed to the Board of Directors. In addition, Stephen D. Rogers and Maureen Rogers resigned as officers of the Company. The Merger Agreement provides that Stephen D. Rogers and Maureen Rogers may designate two additional members to the Board of Directors. Messrs. Paul Lisak and David Meyrowitz were appointed on June 23, 2007 to fill these director positions.
     As a consequence of the Merger, Ed Hohman was appointed as President; John Hohman was appointed as Chief Operating Officer, Kelly T. Hickel was appointed as acting Chief Financial Officer, and Sabatha Golay was appointed as Secretary, Treasurer, and Comptroller.
     The names of each appointed director or officer are listed below with their appointed officer/director position adjacent to their name and their respective biographies below.

Name	Age	Title(s)
Ed Hohman	50	Chairman and President Director

John Hohman	52	Chief Operating Officer Director

Kelly T. Hickel	65	Acting Chief Financial Officer and Secretary Director

Paul Lisak	63	Director

David H. Meyrowitz	61	Director
     EDWARD A. HOHMAN has been Chairman of the Board and President of Post Tension of Nevada since 1988. Mr. Ed Hohman was a Journeyman Ironworker from 1974 to 1994, during which time he helped complete such major projects as the San Onofre Power Plant, United Airlines Parking Garage LAX, Flamingo Hotel, Desert Inn Hotel, Tropicana Hotel, Horseshoe Hotel and Caesars Palace Hotel. Mr. Ed Hohman became Foreman in 1978 and a partner in Trojan Steel in 1981 through 1988.
     JOHN W. HOHMAN has been Chief Operating Officer and a Director of Post Tension of Nevada since 1988. Mr. John Hohman was a Journeyman Ironworker from 1973 to 1994, during which time he helped complete such major projects as the Steamboat Springs Power Plant, St Mary’s Hospital in Phoenix, Fashion Show Mall in Las Vegas and many highway and infrastructure projects. He became Foreman and then Superintendent and then, in 1981, Area Superintendent. In 1990, Mr. John Hohman started his own reinforcing steel company which was merged into Post Tension of Nevada in 1993.
     KELLY T. HICKEL was appointed as Chairman of Paradise Music & Entertainment, Inc. (PDSE.pk) in February 2001and served until June 2006. Mr. Hickel was the turn-around President to Miniscribe Corp., a troubled Fortune 500 disk drive manufacturer, from 1989 to 1990. In 1989 MiniScribe was the then-largest high technology company fraud in U.S. history. Mr. Hickel helped conduct a 363B sale to Maxtor from bankruptcy and supported the estate as it returned $900 million to its stakeholders including 41% of the value to the public shareholders. Mr. Hickel has been building products and services based on the Internet since 1981. He was the President of the Maxwell Technology Information Systems Group from 1993 until 1997. During his tenure, Maxwell was the 9th. best performing stock on NASDAQ in 1996.. Mr. Hickel was, recently, Chairman and Chief Restructuring Office of The Tyree Company in Farmingdale, New York from February 2005 to June 2006. Kelly has been Managing Director of The Turnaround Group, LLC and Strategic Growth Associates, a Denver-based advisory firm since 2002. Mr. Hickel is a graduate of Indiana University, with a Bachelors of Science and has attended coursework at Columbia University.
     PAUL LISAK M.S., R.E.H.S., was appointed to the Board on June 23, 2007. Mr. Lisak retired in 2002 as Los Angeles (“LA”) County’s Hazardous Materials Control Manager, and from over 30 years service devoted to the administration and management of public health, and management of hundreds of millions of dollars in public funds. Mr. Lisak had been promoted to the aforementioned position in 1994, after serving 10 years in LA County’s Hazardous Waste/Materials Divisions as a supervisor and industrial hygienist. Prior to that, in 1980, he had been promoted to Administrator of LA County’s Public Health Labs, testing for communicable diseases and associated environmental chemical and toxic analyses. He is currently on the board of Early Detection, Inc. and Paradise Music & Entertainment, Inc.(PDSE.pk), both publicly traded companies.
     DAVID H. MEYROWITZ was appointed to the Board on Juen 23, 2007. Mr. Meyrowitz has been a Senior Partner in the law firm of Simon Meyrowitz & Meyrowitz, P.C. for over twenty years. Mr. Meyrowitz has acted as special counsel to Valley National Bank and Washington Mutual Bank in connection with their mortgage and construction loan financing. Mr. Meyrowitz also acts as special collection counsel to the New York City Housing authority. Mr. Meyrowitz has been an officer and/or director of a number of companies and has acted as general and/or special counsel to many of them as well. He is currently on the board of Directors of The Center For Wound Healing, Inc., a publicly traded company located in Iselin NJ.
     The Board has determined that Mr. Lisak and Mr. Meyrowitz each qualify as an “independent director” under applicable rules and regulations.
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers and directors and holders of more than 10% of our common stock (collectively “Reporting Person”) to file reports of initial ownership and changes in ownership of the common stock with the SEC within certain time periods and to furnish us with copies of all such reports. These forms include (i) Form 3, which is the Initial Statement of Beneficial Ownership of Securities, (ii) Form 4, which is a Statement of Changes in Beneficial Ownership, and (iii) Form 5, which is an Annual Statement of Changes in Beneficial Ownership. Immediately following the Merger, our Reporting Persons include Mr. Edward Hohman, Mr. John Hohman, and Mr. Kelly Hickel, all of whom are directors and/or executive officers of the Company. Edward Hohman, John Hohman, and Kelly Hickel have filed the appropriate reports required under Section 16(a).
Audit Committee Financial Expert
     The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an “audit committee financial expert” serving on its audit committee. As of April 12, 2007, we have determined that Mr. Hickel is an “audit committee financial expert,” based on his experience described above in this Item 9. SEC rules also require us to determine whether Mr. Hickel, as the sole member of our Audit Committee, is “independent,” as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Although our stock is not listed for trading on the Nasdaq Stock Market at this time, we are required to determine the independence of Mr. Hickel by reference to the rules of a national securities exchange or of a national securities association (such as the Nasdaq Stock Market). In accordance with these requirements, we have determined that Mr. Hickel is not an “independent director,” as determined in accordance with Rule 4200(a) (15) of the Marketplace Rules of the Nasdaq Stock Market, Inc.
Code of Ethics
     We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Exchange Act. This Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions, of ours. Any amendments or waivers to our Code of Ethics will be disclosed following the date of any such amendment or waiver.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
     The following table sets forth all compensation awarded to, earned by or paid by Magic or its subsidiaries during the fiscal years ended December 31, 2006 and December 31, 2005 to its President (Principal Executive Officer), regardless of level of compensation, and its two most highly compensated executive officers other than the President who received a total compensation of more than $100,000 in either of those years.

     The board of directors determines the compensation of the Company’s executive officers and administration of all incentive compensation plans and equity-based plans of the Company, including the plans under which Company securities may be acquired by directors, executive officers, employees and consultants.
SUMMARY COMPENSATION TABLE—MAGIC COMMUNICATIONS, INC.

						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred
Name						Plan	Compen-	All Other
And				Stock	Option	Compen-	sation	Compen-
Principal				Awards	Awards	sation	Earnings	sation	Total
Position	Year	Salary ($)	Bonus ($)	($)	($)	($)	($)	($)	($)
Stephen D. Rogers President (PEO)	2006	6,900							6,900
	2005	6,900							6,900
SUMMARY COMPENSATION TABLE—POST TENSION OF NEVADA
     The following table sets forth all compensation awarded to, earned by or paid by PTNV during the fiscal years ended December 31, 2006 and December 31, 2005 to its President (Principal Executive Officer), regardless of level of compensation, and its two most highly compensated executive officers other than the President who received a total compensation of more than $100,000 in either of those years.

								Nonquali-
							Non-Equity	fied
							Incentive	Deferred
Name							Plan	Compen-	All Other
And					Stock	Option	Compen-	sation	Compen-
Principal		Salary			Awards	Awards	sation	Earnings	sation	Total
Position	Year	($)	Bonus ($)		($)	($)	($)	($)	($)	($)
Edward A. Hohman, President (PEO)	2006	200,000	3,307,000	(1)						3,507,000
	2005	200,000	2,238,824	(1)						2,438,824
John W. Hohman, Vice President	2006	200,000	3,307,000	(1)						3,507,000
	2005	200,000	2,238,824	(1)						2,438,824
(1) Represents profits of Post Tension of Nevada paid to Edward Hohman and John Hohman, the owners of Post Tension of Nevada in 2005 and 2006, in the form of distributions.

     In addition to the shares of Common Stock and warrants described above under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT,” we have agreed to pay Messrs. Lisak and Meyrowitz $1,000 for each meeting of the Board or any committee thereof that they attend in person and $500 for each telephonic or other electronic meeting of the Board or any committee thereof that they attend and to reimburse their costs of attending such meetings.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company leases facility space in four locations—Las Vegas, Nevada (our headquarters), Phoenix and Tucson, Arizona, and Denver, Colorado—all from entities owned or controlled by our President and our Chief Operating Officer, Edward Hohman and John Hohman. The facility in Las Vegas, Nevada is owned and leased to the Company by Edward Hohman. The facilities in Tucson and Phoenix, Arizona are owned and leased to the Company by John Hohman. The facility in Colorado is jointly owned and leased to the Company by Edward and John Hohman. The lease rates for the facilities are below the general market rates for similar facilities in all cases. We paid or accrued rents to Ed and John Hohman in the amounts of $214,585 and $214, 560 for December 31, 2006 and 2005, respectively.
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS
     Our common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol “MAGN”. The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for the last two fiscal years and subsequent quarterly periods. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	Period	High	Low
2007	01/01/07 — 03/31/07	$0.740	$0.170
2006	08/30/06 — 09/30/06	$1.200	$0.250
	10/01/06 — 12/31/06	$0.350	$0.160
Common Stock
     Holders of shares of Common Stock will be entitled to receive dividends if and when declared by the Board of Directors from funds legally available therefor, and upon liquidation, dissolution or winding-up of the Company will be entitled to share ratably in all assets remaining after payment of liabilities. The holders of shares of Common Stock will not have any preemptive rights, but will be entitled to one vote for each share of Common Stock held of record. Stockholders will not have the right to cumulate their votes for the election of directors. The shares of Common Stock offered hereby, when issued, will be fully paid and nonassessable.

Preferred Stock
     Our Board of Directors is authorized, without action by our stockholders, to designate and issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series. The Board of Directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings, acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the Company and could adversely affect the market price of our Common Stock. We do not have any shares of preferred stock outstanding, and we have no current plans to issue any preferred stock.
Item 3.02. Unregistered Sales of Equity Securities
     In connection with the Merger described under Item 1.01, above, the Company issued an aggregate of 34,241,600 shares of its common stock (the “Merger Consideration”) to the 15 shareholders of PTNV. The Merger Consideration represents approximately 90% of the shares of common stock of the Company outstanding immediately following the Merger. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. All stock certificates representing the Merger Consideration will have restrictive legends placed on them. All stockholders of PTNV who received such shares have been provided with access to information regarding the Company and PTNV. No general solicitation or general advertising was employed in the offer and sale of the Merger Consideration.
Item 5.01. Changes in Control of Registrant
     The Merger resulted in a change in control of the Company, as described herein. The Merger Consideration described above in Item 3.02 resulted in the ownership by the stockholders of PTNV, immediately following the Merger, of approximately 90% of the shares of common stock of the Company. Of the shares of the Company’s common stock issued in connection with the Merger, 12,700,080 (or approximately 37% of the total number of shares of the Company’s common stock outstanding immediately following the Merger) were issued to Mr. Edward Hohman, and another 12,700,080 shares of the Company’s common stock (or approximately 37% of the total number of shares of the Company’s common stock outstanding immediately following the Merger) were issued to Mr. John Hohman. Edward and John Hohman were the principal stockholders of PTNV immediately prior to the Merger. Another 465,920 shares of the Company’s common stock were issued to Mr. Kelly T. Hickel, and another 465,920 shares were issued to The Turnaround Group, LLC, an entity controlled by Mr. Hickel. Edward Hohman, John Hohman, and Kelly Hickel were also appointed to the board of directors of the Company in connection with the Merger. The source of the consideration paid by each of Edward Hohman, John Hohman, and Kelly Hickel for the shares of the Company’s common stock issued to them was shares of PTNV owned by them immediately prior to the Merger—1,250 shares of PTNV common stock in the cases of each of Edward Hohman and John Hohman, and 46 shares of PTNV common stock in the cases of each of Kelly Hickel and The Turnaround Group, LLC. Edward Hohman and John Hohman are brothers.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     As a consequence of the Merger, Stephen D. Rogers and Maureen Rogers resigned as officers and directors. John Hohman, Ed Hohman and Kelly T. Hickel were appointed to the Board of Directors. In addition, Stephen D. Rogers and Maureen Rogers may designate two additional members to the Board of Directors. As of the date hereof, those two directors have not been designated.
     As a consequence of the Merger, Ed Hohman was appointed as President; John Hohman was appointed as Chief Operating Officer, Kelly T. Hickel as acting Chief Financial Officer and Secretary, and Sabatha Golay as Treasurer.
Section 9.01 — Financial Statements and Exhibits
(a) Financial statements of business acquired.
(b) Pro Forma financial information

(c) Exhibits

Exhibit No.	Description
2.1	Form of Agreement and Plan of Merger by and between Magic Communications, Inc., PTNV Acquisition Corp. and Post Tension of Nevada dated April 12, 2007. (1)

2.2	Form of Assignment and Assumption Agreement by and between Magic Communications, Inc. and Illusions, LLC dated April 12, 2007. (1)

14	Code of Ethics

(1)	Filed with the Registrant’s original Current Report on Form 8-K, filed April 17, 2007

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm – Post Tension of Nevada	F-2

Post Tension of Nevada Balance Sheets—December 31, 2006 and 2005	F-3

Post Tension of Nevada –Statement of Operations for Years Ended December 31, 2006, 2005, and 2004	F-4

Post Tension of Nevada –Statement of Cash Flows for Years Ended December 31, 2006, 2005, and 2004	F-5

Notes to Financial Statements	F-6

Pro Forma Combined Financial Statements—Magic Communications, Inc. and Post Tension of Nevada	F-12

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
The Directors and Stockholders of
Post Tension of Nevada, Inc.
We have audited the accompanying balances sheets of Post Tension of Nevada, Inc.
as of December 31, 2006 and 2005 and the related statement of operations and cash flows for each of the three years ended December 31, 2006. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Post Tension of Nevada, Inc. as of December 31, 2006 and 2005 and the results of operations and cash flows for each of the three years ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
James E. Scheifley & Associates, P.C.
Certified Public Accountants
Dillon, Colorado
June 25, 2007

Post Tension of Nevada, Inc.
Balance Sheets
December 31, 2006 and 2005

	2006	2005
Assets

Current assets:
Cash	$2,937,178	$2,255,899
Accounts receivable, net of allowance for doubtful accounts of $291,100	1,885,808	5,324,007
Loans to shareholders	—	—
Inventory	2,752,337	1,006,057
Prepaid expenses	116,696	124,945

	7,692,019	8,710,908

Property and equipment, at cost, net of accumulated depreciation of $1,107,309 and $975,721	1,065,148	1,139,260

	$8,757,167	$9,850,168

Liabilities and shareholders’ equity

Current liabilities:
Line of credit – financial institution	$—	$1,368,873
Current portion of long-term debt	9,577	20,850
Accounts payable and accrued expenses	498,939	475,591
Shareholder loans – current portion	530,106	—
Accrued interest – shareholder loans	9,700	—

Total current liabilities	1,048,322	1,865,314

Long term debt	—	7,275
Shareholder loans	203,684	—

Shareholders’ equity:
Common stock, no par value, 2,500 shares authorized, 2,500 shares issued and outstanding	114	114
Additional paid in capital	10,000	10,000
Retained earnings	7,495,048	7,967,465

	7,505,162	7,977,579

	$8,757,167	$9,850,168

See accompanying notes to financial statements.

Post Tension of Nevada, Inc.
Statements of Operations
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Sales	$30,222,079	$39,080,007	$32,957,035

Cost of sales	19,969,739	27,767,247	23,968,096

Gross margin	10,252,340	11,312,760	8,988,939

Other costs and expenses:
Selling, general and administrative	4,034,658	4,713,589	3,223,377
Administrative expenses — related party	214,585	214,560	210,204

	4,249,243	4,928,149	3,433,581

Income from operations	6,003,097	6,384,611	5,555,358

Other income and (expense):
Other Income	167,830	72,775	113,239
Interest expense	(29,344)	(89,900)	(156,749)

	138,486	(17,125)	(43,510)

Net income	6,141,583	6,367,486	5,511,848

Retained earnings — beginning of year	7,967,465	6,077,626	4,222,074
Shareholder distributions	(6,614,000)	(4,477,647)	(3,656,296)

Retained earnings — end of year	$7,495,048	$7,967,465	$6,077,626

See accompanying notes to financial statements.

Post Tension of Nevada, Inc.
Statements of Cash Flows
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Net income	$6,141,583	$6,367,485	$5,511,848
Adjustments to reconcile net income to net cash provided (used in) by operating activities:
Depreciation expense	179,089	132,483	120,007
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	3,438,199	(491,800)	(899,612)
Inventory	(1,746,280)	(81,417)	(422,123)
Prepaid expenses and other assets	8,249	8,444	134,279
Increase (decrease) in:
Accounts payable and accrued expenses	23,349	362,578	(761,431)
Accrued interest — shareholders	9,700	—	—

Total adjustments	1,912,305	(69,712)	(1,828,880)

Net cash (used in) operating activities	8,053,888	6,297,773	3,682,968

Cash flows from investing activities:
Acquisition of property and equipment	(104,977)	(589,804)	(399,109)

Net cash provided by investing activities	(104,977)	(589,804)	(399,109)

Cash flows from financing activities:
Shareholder distributions	(6,614,000)	(4,477,647)	(3,656,296)
Repayment of lines of credit	(1,368,873)	(625,277)	(418,104)
Repayment of long-term debt	(18,548)	(26,330)	(35,344)
Proceeds from shareholder loans	800,000
Repayment of shareholder loans	(66,210)	—	2,335,030

Net cash provided by financing activities	(7,267,631)	(5,129,254)	(1,774,714)

Increase in cash	681,280	578,715	1,509,145
Cash and cash equivalents, beginning of period	2,255,898	1,677,183	168,038

Cash and cash equivalents, end of period	$2,937,178	$2,255,898	$1,677,183

See accompanying notes to financial statements.

Post Tension of Nevada, Inc.
Notes to Financial Statements
See Accountant’s Report
1.	Nature of Business and Significant Accounting Policies

Nature of Business:

Post Tension of Nevada, Inc. was incorporated under the laws of the State of Nevada on June 28, 1982. Headquartered in Henderson, NV the Company operates In one distinct line of business. The Company provides a system of concrete slab reinforcement known as “post tensioning” that utilizes a lattice of flexible cladded wire cable and adjustable anchors to strengthen a poured in place concrete slab. The cable grid is set in place before the concrete pour and is a replacement system from the standard re-bar reinforcement system. After the concrete has cured, the unanchored cable ends are pulled to a specified tension and then anchored. This system of concrete slab reinforcement has been in general use since 19xx and is generally considered to be superior to re-bar reinforcement.

The Company markets its services throughout the Southwestern United States to local and national concrete supply companies and homebuilders. The work is performed under fixed-price contracts for delivery and installation of the system and in some cases, delivery of materials only.

The Company has sales and service locations in Henderson, NV, Phoenix and Tucson, AZ and in Denver, CO.

A summary of the Company’s significant accounting policies is as follows:

Revenue and Cost Recognition:

Revenues from fixed-price construction contracts are recorded using the completed contract method whereby revenues earned when the contract is substantially completed. Contracts are considered substantially completed when the concrete slab has been poured. Revenue from sales of materials only is recorded upon shipment of the materials.

Contract costs include all direct material and labor as well as those indirect costs related to contract performance such as indirect labor, supplies, tools, repairs, and depreciation. Selling, general, and administrative costs are charged to expense as incurred.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts receivable, trade

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on management’s’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Post Tension of Nevada, Inc.
Notes to Financial Statements
Continued
The Company follows the practice of filing statutory “mechanics” liens on construction projects where collection problems are anticipated. The liens serve, as collateral for those accounts receivable.

Material and Supplies Inventory:

Inventory consists of finished goods and is stated at the lower of cost or market using the first-in first-out method.

Equipment and Leasehold Improvements:

Equipment and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 7 years. Leasehold improvements are amortized over the lesser of the estimated life of the asset or the lease term. The lease term for buildings leased from shareholders are considered to be the economic life of the building.

Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized. Upon retirement or other disposition of equipment, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in earnings.

Equipment Under Capital Leases

Capital leases, which transfer substantially the entire benefits and risks incident to the ownership of the property to the Company, are accounted for as the acquisition of an asset and the incurrence of an obligation. Under this method of accounting, the cost of the leased asset is amortized principally using the straight-line method over its estimated useful life, the obligation including interest thereon, is liquidated over the life of the lease. Depreciation expense on equipment under a capital lease is included with that of owned equipment.

Advertising Costs:

Advertising costs are expensed as incurred and were approximately $26373, $57,184 and $21,040,for the years ended December 31, 2006, 2005 and 2004, respectively.

Income Taxes:

The Company files its income tax returns pursuant to the provisions of Subchapter S of the Internal Revenue Code. As such, net income is passed through to the benefit of the shareholders.

Impairment of Long Lived Assets

In accordance with SFAS No. 121, “Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of”, a long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets. The Company reviews long-lived assets, if any, to determine the carrying values are not impaired.

Post Tension of Nevada, Inc.
Notes to Financial Statements
Continued
Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. The Company has not identified any sources of comprehensive income for the periods presented.

Related Parties

For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, which include cash and cash equivalents, accounts receivables, other payable and accrued liabilities, approximate their fair values due to the short-term maturity of these instruments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the report amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Recent Accounting Developments:

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not have a material impact on the Company’s financial statements or results of operations.

In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) reached a final consensus on Issue 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty” (“EITF 04-13”). EITF 04-13 requires that two or more legally separate exchange transactions with the same counterparty be combined and considered a single arrangement for purposes of applying APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, when the transactions are entered into in contemplation of one another. EITF 04-13 is effective for new arrangements entered into, or modifications or renewals of existing arrangements, in interim or annual periods beginning after March 15, 2006. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” (“SFAS 155”). This Statement amends FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets”. This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year beginning after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its consolidated financial statements.

In September 2006, the SEC released SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides interpretive guidance on the SEC’s views on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provision of SAB 108 is effective for the Company in the current fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SAB 108 but does not believe that the application of SAB 108 will have a material effect on its financial position, cash flows nor results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No.157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 will be effective for the Company starting January 1, 2008. Earlier adoption is permitted, provided the company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company is currently evaluating the impact of SFAS 157 on its consolidated financial position, cash flows and results of operations.

Post Tension of Nevada, Inc.
Notes to Financial Statements
Continued
2.	Accounts and Trade Notes Receivable

Accounts and trade notes receivable are summarized as follows:

	2006	2005
Accounts and notes receivable	$2,176,908	$5,615,007

Allowance for doubtful accounts	(291,100)	(291,100)

Net amount	$1,885,808	$5,324,007
3.	Equipment and Leasehold Improvements

Equipment and leasehold improvements are summarized as follows:

	2006	2005
Machinery and equipment	$916,461	$891,967
Transportation equipment	575,220	575,927
Furniture, fixtures and office equipment	117,496	83,807
Leasehold improvements	563,280	563,280

	2,172,457	2,114,981

Less: Accumulated depreciation	(1,107,309)	(975,721)

Total Net Fixed Assets	$1,065,148	$1,139,260
4.	Related Party Transactions
The Company leases substantially all of its office, maintenance and warehouse facilities from its shareholders. Rents were paid or accrued in favor of the shareholders in the amount of $214,585 , $214, 560 and $210,204 for the years ended December 31, 2006, 2005 and 2004, respectively.

Post Tension of Nevada, Inc.
Notes to Financial Statements
Continued
     5. Notes Payable and Long-term Debt
At December 31, 2004, the Company had an outstanding line of credit with a financial institution aggregating $1,368,873.. The line bears interest based upon the Merrill Lynch commercial paper rate plus 2.4% (6.7% at December 31, 2005) and is collateralized by a first lien on all of the Company’s assets. The maximum credit limit is $4,000,000 and the line expires on May 31, 2008. The line was paid in full during the year ended December 31, 2006.
At December 31, 2006 the Company had loans due from its shareholders aggregating $733,790. The loans are due on April 15, 2008 and bear interest at 7% per annum..
Additionally the Company has notes payable for vehicle purchases aggregating $9,577 and $28,125 at December 31, 2006 and 2005, respectively. The notes bear interest at rates from 6.5% and 8% per annum and are due in monthly installments aggregating $1,938. The loans are repayable $20,850 in 2006 and $7,275 in 2007.
     6. Information About Major Customers.
(a) Major customers
For each of the years ended December 31, 2006, 2005 and 2004, the Company’s assets were located in the States of Nevada, Arizona and Colorado and 100% of the Company’s revenues and purchases were derived from customers located in the those States.
For the year ended December 31, 2006, customers who account for 10% or more of revenues are presented as follows:

			Accounts
Customers	Revenues	Percent	Receivable
Customer A	$4,131,182	14%	$87,710
Customer B	$3,078,049	10%	$123,215

Total:	$7,209,231	24%
For the year ended December 31, 2005 customers who account for 10% or more of revenues are presented as follows:

			Accounts
Customers	Revenues	Percent	Receivable
Customer A	$3,97,923	14%	$671,612
For the year ended December 31, 2004, no customer accounted for more than 10% of revenues.
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition, but does not require collateral to support such receivables.
7. Subsequent Event
Discuss merger with Magic.

Proforma Combined Financials for Post Tension of Nevada, Inc. and MAGN

	Post Tension of Nevada, Inc.			MAGN				COMBINED
	FY2006	Q1 2007		FY2006		Q1 2007		FY2006	Q1 2007
STATEMENT OF OPERATIONS
Net Revenue	$30,222,079		$3,730,008		$52,976		$0	$30,275,055		$3,730,008
Cost of Goods Sold	$19,969,739		$2,777,484		$0		$0	$19,969,739		$2,777,484
Gross Profit Margin	$10,252,340		$952,523		$52,976		$0	$10,305,316		$952,523
Fixed Production Costs	$0		$69,562		$0		$0	$0		$69,562
SG&A Expenses	$4,249,243		$1,085,363		$110,503		$6,900	$4,359,746		$1,092,263
Income from Operations	$6,003,097	-$	132,839	-$	57,527	-$	6,900	$5,945,570	-$	139,739
Gain from Disc.Ops.	$0		$0		$0		$10,728	$0		$10,728
Interest and Other Income	$138,486		$755,267		$0		$0	$138,486		$755,267
Net Income	$6,141,583		$622,428	-$	57,527		$3,828	$6,084,056		$626,256

	Post Tension of Nevada, Inc.			MAGN			COMBINED
	FY2006	Q1 2007	FY2006		Q1 2007		FY2006	Q1 2007
BALANCE SHEET
Current Assets	$7,692,019	$7,972,370		$4,407		$0	$7,696,426	$7,972,370
Assets from Disc. Ops.						$6,392
Property and Equipment (net)	$1,065,148	$679,068		$0		$0	$1,065,148	$679,068

Total Assets	$8,757,167	$8,651,437		$4,407		$6,392	$8,761,574	$8,657,829

Total Current Liabilities	$1,048,322	$448,895		$194,647		$88,900	$1,242,969	$537,795
Liabilities from Disc.Ops						$106,247
Long Term Debt	$0	$593,366		$0		$6,900	$0	$600,266
Shareholder Loans	$203,684	$0
Paid in Capital	$10,000	$10,000		$173,812			$183,812	$10,000
Retained Earnings	$7,495,048	$7,599,062	-$	364,393	-$	188,755

	$7,505,162	$7,609,176	-$	190,240			$7,314,922	$7,609,176

Total Liabilities and Equity	$8,757,167	$8,651,437		$4,407		$6,392	$8,761,574	$8,657,829

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: June 28, 2007

MAGIC COMMUNICATIONS, INC.
By:	/s/ Edward A. Hohmanl
	Name:	Edward A. Hohman
	Title:	Director

Exhibit Index
Exhibit No. Description
2.1	Form of Agreement and Plan of Merger by and between Magic Communications, Inc., PTNV Acquisition Corp. and Post Tension of Nevada dated April 12, 2007. (1)

2.2	Form of Assignment and Assumption Agreement by and between Magic Communications, Inc. and Illusions, LLC dated April 12, 2007. (1)

14	Code of Ethics

(1)	Filed with the Registrant’s original Current Report on Form 8-K, filed April 17, 2007

1